UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 19, 2019
__________________________________________

Lakeland Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15535	13-3115216
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3555 Veterans Memorial Highway, Suite C, Ronkonkoma, New York 11779-7410
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (631) 981-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	LAKE	NASDAQ Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.
Submission of Matters to a Vote of Security Holders.

Lakeland Industries, Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders on June 19, 2019. The final results of the voting for each matter submitted to a vote of stockholders at the Annual Meeting are as follows:

Proposal 1:
The Board of Directors’ nominees for Class III director were elected to serve for three years expiring at the Company’s 2022 Annual Meeting of Stockholders and until each of their respective successors is duly elected and qualified, by the votes set forth below:

	FOR	WITHHELD	BROKER NON-VOTE
Thomas J. McAteer	4,132,335	703,967	1,426,148
James M. Jenkins	4,123,307	712,995	1,426,148

Proposal 2:
The Stockholders ratified the appointment of Friedman LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2020 by the votes set forth below:

FOR	AGAINST	ABSTAIN
5,697,680	551,413	13,357

Proposal 3:
The Stockholders voted, on an advisory basis, on compensation of our named executive officers:

FOR	AGAINST	ABSTAIN	BROKERNON-VOTE
4,407,513	413,306	15,483	1,426,148

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND INDUSTRIES, INC.

Date: June 19, 2019	/s/ Christopher J. Ryan
Christopher J. Ryan
President & CEO